EXHIBIT 10.23


SECOND AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT


     THIS SECOND AMENDMENT TO AMENDED AND RESTATED CONSIGNMENT AGREEMENT is made as of the day of August, 1994, by and between ABN AMRO BANK N.V., a bank organized under the laws of The Netherlands acting through its New York Branch ("Consignor") and TOWN & COUNTRY CORPORATION, a Massachusetts corporation ("T&C"), TOWN & COUNTRY FINE JEWELRY GROUP, INC., a Massachusetts corporation ("Group"), L.G. BALFOUR COMPANY, INC., a Delaware corporation ("Balfour") and GOLD LANCE, INC., a Massachusetts corporation ("GLI") (T&C, Group, Balfour and GLI are herein referred to, jointly and severally, as "Buyer").

W I T N E S S E T H    T H A T

     WHEREAS, Consignor and Buyer are parties to a certain Amended and Restated Consignment Agreement dated as of May 14, 1993 (as amended from time to time, the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement as hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 1 of the Agreement is hereby amended by deleting the definition "Consignment Limit" appearing therein in its entirety and substituting therefor the following:

          "`Consignment Limit' shall mean the least of (a) Twenty Five Thousand (25,000) troy ounces of fine gold, (b) subject to the provisions of Section 5 hereof, Consigned Precious Metal with a Fair Market Value (or unpaid Purchase Price in the case of Consigned Precious Metal for which the Purchase Price has been agreed but as to which payment has not been received by Consignor) equal to Ten Million Six Hundred Twenty-Five Thousand Dollars ($10,625,000), or (c) eighty- three percent (83%) of Buyer's inventory of Precious Metal (including, for such purpose, Consigned Precious Metal and, for the purposes of paragraph 1 of Section 2 hereof, the Precious Metal requested by Buyer but excluding (i) Precious Metal owned, leased or consigned by any other party (Precious Metal purchased by Buyer pursuant to term receivable or other financing arrangements which remain unpaid shall be included as Consigned Precious Metal), (ii) the amount of Precious Metal necessary to satisfy the aggregate Precious Metal equity requirements of other consignors, (iii) Precious Metal included in Balfour Purchased Inventory or the Zale Consigned Inventory (as each such term is defined in the Intercreditor Agreement), and (iv) the amount of Buyer's Precious Metal, if any, outstanding in the possession of foreign Subsidiaries or foreign sales representatives in excess of the amount permitted by Section 12(h) hereof."

     2. Section 12(m) of the Agreement is hereby amended to read in its entirety as follows:

          "(m) Have more than thirteen thousand (13,000) troy ounces of Precious Metal in the aggregate at any one time at, or in transit to or from, fabricators and refiners;"

     3. Section 11(p) of the Agreement is hereby amended to read in its entirety as follows:

          "(p) Maintain at all times Equity Precious Metal (i) in an aggregate amount equal to or greater than the aggregate quantity of Precious Metal of Buyer outstanding (A) on consignment to foreign Subsidiaries, (B) in possession of foreign sales representatives or otherwise outside of the United States, (C) on memo or consignment to customers of Buyer, plus (D) in the possession of fabricators, refiners and subcontractors not identified on Exhibit A attached hereto, and (ii) with respect to other Precious Metal consignors, lenders or the like (including, without limitation, the Metal Consignors) in amounts which would be required by such parties (as may or may not be the case) as if the advance rates in their consignment or lease agreements were the same as the rates included in, and computed and defined in the same manner as set forth in, the definition of "Consignment Limit" herein. For the purpose of computing compliance with this Section, any Precious Metal purchased by Buyer pursuant to any term receivable or other financing arrangements which remain unpaid will be treated as consigned Precious Metal;"

     4. Section 12 of the Agreement is hereby further amended by adding thereto the following new subsection:

          "(x)   Deliver   Precious   Metal  to  any   fabricator,   refiner  or
subcontractor not identified on Exhibit A attached hereto in an amount at any time in excess of one hundred (100) troy ounces."

     5. To induce Consignor to enter into this Amendment, Buyer hereby (a) represents and warrants to Consignor that on and as of the date hereof, Buyer is not in material default of any covenant set forth in the Agreement, and (b) except as disclosed in writing to Consignor contemporaneously with Buyer's execution hereof, restates as of the date hereof and incorporates herein by reference all representations and warranties set forth in the Agreement, except that for the purposes of such incorporation by reference, the term "this Agreement" shall be amended to refer to "this Amendment".

     6. Except as amended hereby, the Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

     7. Buyer hereby covenants and agrees to pay all out-of-pocket expenses, costs and charges incurred by Consignor (including the reasonable fees and disbursements of its counsel) in connection with the preparation and implements of this Amendment.

     IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.

                               ABN AMRO BANK N.V.

                                   By: /s/
                                     Title:

                                   By: /s/
                                     Title:


L.G. BALFOUR COMPANY, INC.         TOWN & COUNTRY CORPORATION

By: /s/ Francis X. Correra         By: /s/ Francis X. Correra
   Title:  Executive V.P.,            Title: Senior V.P. & CFO
           Treasurer & Director


GOLD LANCE, INC.                   TOWN & COUNTRY FINE JEWELRY
                                  GROUP, INC.

By: /s/ Francis X. Correra         By: /s/ Francis X. Correra
   Title:  Treasurer & Director       Title:  V.P., Treasurer,
                                                                      & Director


101255.c1

8/8/94 11:51 am